SA FUNDS  INVESTMENT TRUST
INVESTMENT SUBADVISORY AGREEMENT
INVESTMENT SUBADVISORY AGREEMENT made as of the 23rd day of January, 2009, by and among SA FUNDS INVESTMENT TRUST (the Trust), LWI FINANCIAL INC.
(the Adviser), and DIMENSIONAL FUND ADVISORS LP, a Delaware limited partnership and registered investment adviser (the SubAdviser). WHEREAS, the Adviser has entered into an Investment Advisory and Administrative Services Agreement as
of the 23rd day of January, 2009 with the Trust, an openend management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act); and WHEREAS, the Trusts Board of Trustees and the Adviser desire to retain the SubAdviser to furnish investment advisory services to the investment portfolios of the Trust listed on Schedule A hereto, as may be amended from time to time (each a Fund and collectively the Funds), and the SubAdviser has agreed to act in such capacity;
NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
1.	Appointment. The Adviser hereby appoints the SubAdviser to provide subinvestment advisory services to the Funds for the period and on the terms set forth in this Agreement. The SubAdviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.
2.	Delivery of Documents.  The Adviser has furnished the SubAdviser with copies properly certified or authenticated of each of the following:
(a)	the Trusts Declaration of Trust and all amendments thereto or restatements thereof (such Declaration of Trust, as presently in effect and as it shall from time to time be amended or restated, is herein called the Declaration of Trust);
(b)	the Trusts ByLaws and all amendments thereto;
(c)	resolutions of the Trusts Board of Trustees authorizing the appointment of the SubAdviser and approving this Agreement;
(d)	the Trusts Notification of Registration on Form N8A under the 1940 Act as filed with the Securities and Exchange Commission (the SEC) on January 11, 1999 and all amendments thereto;
(e)	the Trusts Registration Statement on Form N1A under the Securities Act of 1933, as amended (the 1933 Act) (File No. 3370423) and under the 1940 Act (File No. 81109195) as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and
(f)	the Trusts most recent prospectus and Statement of Additional
Information (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the Prospectus).
The Adviser will furnish the SubAdviser from time to time with copies of all amendments of or supplements to the foregoing.
3.	Management.  Subject always to the supervision of the Trusts Board of Trustees and the Adviser, the SubAdviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Funds and place all orders for the purchase and sale of securities, all on behalf of the Funds. In the performance of its duties, the SubAdviser will satisfy its fiduciary duties to the Funds and will monitor the Funds investments (and to the extent the Prospectus permits or directs investments in another openend investment company advised by the SubAdviser, monitor such investments), and will comply with the provisions of the Trusts Declaration of Trust and ByLaws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Funds as contained in the Prospectus. The SubAdviser and the Adviser will make their officers and employees available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. The SubAdviser will report to the Trusts Board of Trustees and the adviser with respect to the implementation of such program.
The SubAdviser further agrees that it:
(a)	will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;
(b)	will conform with all applicable U.S. rules and regulations pertaining to its investment advisory activities;
(c)	will place orders pursuant to its investment determinations for the
Funds either directly with the issuer or with any broker or dealer. The subadviser will place orders for the purchase or sale of securities with a view to receiving the best price and execution for such purchase or sale.
where the subadviser places orders for the purchase or sale of securities for the funds, in selecting brokers or dealers to execute such orders, the SubAdviser is expressly authorized to consider the fact that a broker or dealer has been or will be furnishing research or other information or services which assist the SubAdvisers performance of its investment decisionmaking responsibilities generally, provided that the commission cost is reasonable in relation to the brokerage and research services provided. Compensation received by the SubAdviser pursuant to this Agreement shall not be reduced by any benefits received by the SubAdviser pursuant to this section. The SubAdviser may direct brokerage to whomever it deems appropriate consistent with the foregoing. In no instance will portfolio securities be purchased from or sold to the Adviser or any of its affiliated brokers or dealers, the SubAdviser or any affiliated person of either the Trust, the Adviser or the SubAdviser, except as may be permitted under the
1940 Act;
(d)	will report regularly to the Adviser and to the Trusts Board of
Trustees and will make appropriate persons available for the purpose of reviewing with representatives of the Adviser and the Trusts Board of
Trustees on a regular basis at reasonable times the management of the Funds, including, without limitation, review of the general investment strategy of the Funds, the performance of the Funds in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Adviser (including, without limitation, with respect to benefits obtained from brokerage);
(e)	will maintain books and records with respect to the Trusts securities transactions and will furnish the Adviser and the Trusts Board of Trustees such periodic and/or special reports as the Adviser or the Trusts Board of Trustees may request;
(f)	will act upon instructions from the Adviser not inconsistent with its fiduciary duties hereunder;
(g)	will treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the SubAdviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the SubAdviser may be exposed subadviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to
failuer to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust;
(h)	will receive the research and recommendations of the Adviser with respect to the investment and reinvestment of the assets of the Funds; and
(i)	will vote proxies received by the SubAdviser in connection with securities held by the Funds consistent with its fiduciary duties hereunder. The Trust and the Adviser agree that the SubAdviser shall not advise or act for the Trust or the Adviser in any legal proceedings, including bankruptcies or class actions, involving securities held or previously held by the Funds or the issuers of such securities.
4.	The Advisers Duties. The Adviser shall continue to have responsibility for all other services to be provided to the Funds pursuant to its Investment advisory and Administrative Services Agreement and shall oversee and review the subAdvisers performance of its duties under this Agreement. The Adviser shall also retain direct portfolio management responsibility with respect to any assets of a Fund that are not allocated by the Adviser to the portfolio management of the SubAdviser.
5.	References to the SubAdviser. During the term of this Agreement, the Adviser agrees to furnish to the SubAdviser at its principal office all prospectuses, proxy statements, reports to stockholders, sales literature or other material prepared for distribution to sales personnel, shareholders of the Funds or the public, which refer to the SubAdviser or its clients in any way, prior to use thereof and not to use such material if the SubAdviser reasonably objects in writing five business days (or such other time as may be mutually agreed upon) after receipt thereof. Sales literature may be furnished to the SubAdviser hereunder by firstclass or overnight mail, facsimile transmission equipment or hand delivery, attn: Legal Department.
6.	Books and Records. In compliance with the requirements of Rule 31a3 under the 1940 Act, the SubAdviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trusts request. The SubAdviser further agrees to maintain the records required to be maintained by subsections (b)(1), (b)(5), (b)(9), (b)(10), (b)(11), (e) and
(f) of Rule 31a1 under the 1940 Act and preserve them for the periods prescribed by Rule 3la2 under the 1940 Act.
7.	Expenses. During the term of this Agreement, the SubAdviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, custodial fees and expenses and stamp duties, if any) purchased for the Funds.
8.	Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the SubAdviser, and the SubAdviser agrees to accept as full compensation therefor, a subadvisory fee, accrued daily and payable monthly, in accordance with Schedule A hereto.
9.	Services to Others. The Adviser understands, and has advised the
Trusts Board of Trustees, that the SubAdviser now acts, and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, subinvestment adviser, and/or administrator to other investment companies. The Adviser has no objection to the SubAdvisers acts in such capacities, provided that whenever one or more of the Funds and one or more other investment companies or accounts advised by the SubAdviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a manner believed by the SubAdviser to be equitable consistent with its fiduciary obligations to the Funds and such other investment entities. The Adviser recognizes, and has advised the Trusts Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the participating Fund(s) may obtain in a particular security. In addition, the Adviser understands, and has advised the Trusts Board of Trustees, that the persons employed by the SubAdviser to assist in the SubAdvisers duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the SubAdviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.
10.	Client Suitability.  The Adviser understands and agrees that the
SubAdviser, as part of its duties hereunder, is not responsible for determining whether or not any of the Funds are suitable and appropriate investments for the clients who invest in such Funds.
11.	Limitation of Liability.  The Adviser will not take any action against the SubAdviser to hold the SubAdviser liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of the SubAdvisers duties under this Agreement, except a loss resulting from the SubAdvisers willful misfeasance, bad faith, or gross negligence in the performance of duties under this Agreement, or reckless disregard of the obligations and duties under this Agreement.
12.	Indemnification.  The Adviser and the SubAdviser each agree to indemnify the other against any claim against, loss or liability to such other party (including reasonable attorneys fees) arising out of any action on the part of the indemnifying party which constitutes willful misfeasance, bad faith, or gross negligence in the performance of duties under this Agreement, or reckless disregard of the obligations and duties under this Agreement.
13.	Duration and Termination. This Agreement shall become effective as to each Fund as of the date set forth opposite the Funds name on Schedule A hereto, provided that this Agreement has been approved by (i) the vote of a majority of those members of the Trusts Board of Trustees who are not parties to this Agreement nor interested persons of the Trust, the SubAdviser or the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (ii) the vote of a majority of the outstanding voting securities of the Fund. This Agreement shall remain in effect with respect to a Fund for a period of two (2) years from its effective date, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect with respect to a Fund thereafter for successive periods of twelve (12) months so long as such continuation is specifically approved at least annually by (a) the vote of a majority of those members of the Trusts Board of Trustees who are not parties to this Agreement nor interested persons of the Trust, the SubAdviser or the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (b) either (i) the Trusts Board of Trustees or (ii) the vote of a majority of the outstanding voting securities of the Fund.
Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Trusts Board of Trustees, by the vote of a majority of the outstanding voting securities of the Trust or, with respect to any one or more of the Funds, by the vote of a majority of the outstanding voting securities of such Fund or Funds, upon sixty (60) days prior written notice to the other parties, or by the Adviser or the
SubAdviser, as to all Funds, (i) upon one (1) years prior written notice to the Trust and the other party, (ii) if either the Adviser or the SubAdviser shall materially breach this Agreement and such breach shall remain uncured for a period of sixty (60) days, the nonbreaching party may terminate this Agreement upon expiration of the sixtyday period, or (iii) in the event that the Trust terminates this Agreement with respect to either the Adviser or the SubAdviser, the nonterminated party may terminate this Agreement concurrent with the Funds termination.
This Agreement will immediately terminate in the event of its assignment.
(As used in this Agreement, the terms majority of the outstanding voting securities, interested persons and assignment have the same meaning of such terms in the 1940 Act.)
14.	Amendment of this Agreement. This Agreement may be amended by the parties only if such amendment is in writing executed by each party hereto and, to the extent required by the 1940 Act or the rules or regulations thereunder (unless an exemptive or other relief granted by the Securities and Exchange Commission or its staff apply), approved by (i) the vote of a majority of those members of the Trusts Board of Trustees who are not parties to this Agreement nor interested persons of the Trust, the
SubAdviser or the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (ii) the vote of a majority of the outstanding voting securities of the Fund or Funds affected by the amendment.
15.	Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the investment and management of the funds, and hereby supersedes any prior agreement by the parties hereto, including without limitation, the Amended and Restated Investment SubAdvisory Agreement,
executed as of June 14, 2005, as amended.
16.	Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and will be governed by the laws of the State of California.
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.
SA FUNDS  INVESTMENT TRUST

By: /s/ Steven K. McGinnis
Name: Steven K. McGinnis
Title: Vice President

DIMENSIONAL FUND ADVISORS LP
By:  Dimensional Holdings Inc., general partner

By:  /s/ Jeff J. Jeon
Name:  Jeff J. Jeon
Title:  Vice President

LWI FINANCIAL INC.

By:  /s/ Alexander B. Potts
Name: Alexander B. Potts
Title: CEO and President


SCHEDULE A

Fund

SA Global Fixed Income Fund
SA U.S. Market Fund






SA U.S. Value Fund
SA U.S. Small Company Fund
SA International Value Fund
SA International Small  Company Fund
SA U.S. Fixed Income Fund
SA Emerging Markets Value Fund
SA Real Estate Securities Fund	Effective Date	Fee

5 basis points annually
4.62 basis points annually until January 1, 2010 or, if earlier, until the date LWI obtains shareholder approval of the fee change, and then 8 basis points annually thereafter*
10 basis points annually
35 basis points annually
20 basis points annually
0 basis points annually
10 basis points annually
50 basis points annually
15 basis points annually





















* The SubAdviser shall not receive any subadvisory fee for its subadvisory services to the SA U.S. Market Fund with respect to any assets of the SA U.S. Market Fund invested in the U.S. Micro Cap
Portfolio of DFA Investment Dimensions Group Inc.